UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

US AIRWAYS GROUP, INC.

US AIRWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
Delaware	1-8444	54-1194634
Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
4333 Amon Carter Blvd., Fort Worth, Texas		76155
111 West Rio Salado Parkway, Tempe, Arizona		85281
111 West Rio Salado Parkway, Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

(480) 693-0800

(480) 693-0800

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2014, US Airways, Inc., as borrower (“US Airways”), and certain affiliates of US Airways, as guarantors, including US Airways Group, Inc. (“US Airways Group”), American Airlines, Inc. (“American Airlines”) and American Airlines Group Inc. (“American Airlines Group”), entered into an amendment (the “Loan Agreement Amendment”) to the Loan Agreement dated as of May 23, 2013, among US Airways, US Airways Group and certain other affiliates of US Airways signatory thereto, and Citicorp North America, Inc., as administrative agent and collateral agent for the lenders thereunder, and which American Airlines and American Airlines Group joined as guarantors on December 9, 2013. Pursuant to the Loan Agreement Amendment, among other things, (i) the LIBOR floor on the rate of interest payable thereunder with respect to the Tranche B1 Loans and the Tranche B2 Loans was reduced from 1.00% to 0.75% and (ii) the applicable margin thereunder with respect to the Tranche B1 Term Loans was reduced from 3.00% to 2.75%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: January 23, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: January 23, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS GROUP, INC.

Date: January 23, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS, INC.

Date: January 23, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer